Exhibit 99



                                  CERTIFICATION
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                 WITH RESPECT TO THE ANNUAL REPORT ON FORM 11-K
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                                PERTAINING TO THE
                   A. O. SMITH PROFIT SHARING RETIREMENT PLAN


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, each of the undersigned certifies that to the best of our knowledge:

(1) the Annual Report on Form 11-K pertaining to the A. O. Smith Profit Sharing Retirement Plan (the "Plan") for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respect, the financial condition and results of the Plan.



Dated:  June 25, 2003                      /s/ Daniel J. Velicer
                                           -------------------------------------
                                           Daniel J. Velicer
                                           Manager, Group Insurance
                                           and International Benefits



Dated:  June 25, 2003                      /s/ Duane R. Carlson
                                           -------------------------------------
                                           Duane R. Carlson
                                           Manager, Pension and Savings Plan